UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BANCO MACRO BANSUD S.A.
(Exact name of registrant as specified in its charter)

Republic of Argentina	Note Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Sarmiento 447
1041 Buenos Aires
Republic of Argentina	Not applicable
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class
to be so registered:	Name of each exchange on which
American Depositary Shares	each class is to be registered:
Class B Common Shares, Ps.1.00 par value	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
     Securities Act registration statement file number to which this form relates: 333-130901
     Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered that appears under the captions “Description of capital stock,” “Description of American depositary shares,” and “Taxation” contained in the Prospectus contained in the Registrant’s registration statement on Form F-1 (File No. 333- 130901 ), filed on March 3, 2006, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended, is hereby incorporated by reference as Exhibit 1 in answer to this Item.
Item 2. Exhibits.
The securities to be registered are to be listed on the New York Stock Exchange (the “NYSE”), on which no other securities of the Registrant are listed. Accordingly, the following exhibits also are being filed with the NYSE:
1.*	Copies of the Registrant’s Registration Statement on Form F-1 (No. 333-130901) filed on March 3, 2006 relating to 150,727,422 Class B common shares with a par value of Ps.1.00 of the Registrant.

1.1*	Copies of the Registration Statement on Form F-6 (No. 333-130904) filed on January 6, 2006 relating to 100,000,000 American depositary shares (evidenced by American Depositary Receipts) under the Securities Act of 1933, as amended.

4.1*	Bylaws of the Registrant, translated into English (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-130901) filed on January 6, 2006).

4.2*	Form of Depositary Agreement between the Registrant, The Bank of New York, as Depositary, and the owners from time to time of American Depositary Receipts, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-130901) filed on January 6, 2006).

*	Previously filed.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO MACRO BANSUD S.A.
Date: March 3, 2006	By:	/s/ Jorge Horacio Brito
		Name:	Jorge Horacio Brito
		Title:	Chief Executive Officer

EXHIBITS
1.*	Copies of the Registrant’s Registration Statement on Form F-1 (No. 333-130901) filed on March 3, 2006 relating to 150,727,422 Class B common shares with a par value of Ps.1.00 of the Registrant.

1.1*	Copies of the Registration Statement on Form F-6 (No. 333-130904) filed on January 6, 2006 relating to 100,000,000 American depositary shares (evidenced by American Depositary Receipts) under the Securities Act of 1933, as amended.

4.1*	Bylaws of the Registrant, translated into English (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-130901) filed on January 6, 2006).

4.2*	Form of Depositary Agreement between the Registrant, The Bank of New York, as Depositary, and the owners from time to time of American Depositary Receipts, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (No. 333-130901) filed on January 6, 2006).

*	Previously filed.